Section 906 Certifications
I, Charles E. Porter, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: October 28, 2008

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications
I, Steven D. Krichmar, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended August 31, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: October 28, 2008

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar

Principal Financial Officer

Attachment A
N-CSR
Period (s) ended August 31, 2008

021	Putnam Health Sciences Trust
014	Putnam High Yield Trust
274	Putnam New Value Fund
2AZ	Putnam International Capital Opportunities Fund
061	Putnam High Income Securities Fund
018	Putnam Global Natural Resources Fund
29X	Putnam Floating Rate Income Fund
7BF	Putnam Income Strategies Fund
2MF	Putnam Small Cap Value Fund